Exhibit 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-68276) of World Fuel Services Corporation of our report dated May 21, 2002 relating to the consolidated financial statements, which appears in this Form 10-K.

/S/    PRICEWATERHOUSECOOPERS LLP

Miami, Florida
June 17, 2002